REGAN HOLDING CORP.

                             SHAREHOLDER'S AGREEMENT


THIS SHAREHOLDER'S AGREEMENT (hereinafter referred to as this "Agreement") is made this 29th day of May, between Lynda Regan, (hereinafter referred to as "Regan") and Regan Holding Corp., (hereinafter referred to as "RHC"), a California corporation, Alysia Anne Regan, Melissa Louise Regan, and RAM Investments (with Lynda Regan as Trustee).

                                   WITNESSETH

         WHEREAS, RHC has authorized capital stock consisting of 45,000,000 shares of common stock at no par value (the "Common Stock") of which the following shares of Common Stock are presently issued, outstanding and owned of record and beneficially by Regan as follows:

                  Shareholders                             Shares

                  RAM Investments                          11,358,222
                  (Lynda Regan Trustee)

         Total

         WHEREAS, the parties hereto believe it is desirable and in their mutual best interests to control the ownership of the Common Stock of RHC and that the execution of this Agreement will facilitate the continuous, harmonious and effective management of the affairs, policies, and operations of RHC; and

         WHEREAS, the parties intend to allow RHC to purchase Regan's shares upon her death; and

         WHEREAS, the parties believe that the restrictions that this Agreement places upon Regan's shares combined with the number of shares that she controls entitles her to receive additional consideration if RHC repurchases them; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises, agreements, representations and warranties of the parties hereto and $10.00 as consideration (copy attached), the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

     1. Insurance.

                  RHC shall make application for, take out and maintain in effect such insurance policies on the life of Regan whenever and in such amounts


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as, in the opinion of the Board of  Directors of RHC, may be required to fulfill its obligations under Paragraph 2. Such insurance shall be listed in the Life Insurance Schedule attached hereto as Schedule A and incorporated by reference herein (such policies are hereinafter collectively referred to as a "Life Policy"). RHC shall maintain such Life Policies in full force and effect and shall not, without the prior written consent of Regan, cancel any Life Policy or take or omit to take any action which might give rise to the termination or cancellation thereof. RHC shall pay all premiums on all Life Policies carried by it pursuant to this Agreement as such premiums may become due and shall, upon written demand of Regan, give due proof of such payment to Regan within five days after receipt of such written demand; if any premium on any such Life Policy is not paid within 20 days after is due date, Regan may pay or cause to be paid the premium on such Life Policy and shall be entitled to reimbursement from RHC therefor. RHC may apply any dividends declared on any Life Policies to the payment of premiums.

     2. Purchase and Death.

        2.1 Upon the death of Regan (hereinafter referred to as the "Decedent"), RHC shall purchase, and the Decedent's personal representative(s) and/or trustee(s) of trust(s) created during Regan's lifetime shall sell, all of the shares of Common Stock of Regan owned of record and beneficially by the Decedent at the time of her death (hereinafter referred to as the "Decedent Shares") or that were transferred by Regan during her lifetime to trust(s) (hereinafter referred as the "Trust Shares"). RHC shall, by written notice addressed to the personal representative(s) of the Decedent or Trustee(s), fix a closing date (the "Decedent Closing Date") for such purchase, the Decedent Closing Date shall not be less than ten days after the appointment of such personal representative(s) or notification to the Trustee(s) nor more than six months after the date of death of the Decedent. RHC shall purchase the Decedent Shares on the Decedent Closing Date at a price per share (hereinafter referred to as the "Decedent Purchase Price") which shall be 125% of the Stated Value (as defined in Section 3 of this Agreement) per share of the Decedent Shares or as otherwise determine din Section 3.

        2.2 The dollar amount of the Decedent Purchase Price multiplied by the number of Decedent Shares so owned by the Decedent at the date of death of the Decedent and/or Trustee Shares (the "Aggregate Decedent Purchase Price") shall be paid in cash on the Decedent Closing Date to the extent of the cash proceeds received by RHC under the Life Policies insuring the life of the Decedent ("Insurance Proceeds") and neither the Decedent nor her personal representatives shall have any right, title or interest in or to the Excess Insurance Proceeds. In the event that the Aggregate Decedent Purchase Price shall exceed the dollar amount of Insurance Proceeds (the "Decedent Insurance Purchase Price Cash Shortfall"), RHC shall pay the Decedent Purchase Price Cash Shortfall in cash.

     3. Stated Value.

     RHC shall issue a Stated Value every six months. RHC shall determine the "Stated Value" based on the fair market value as evidenced by the Uniform Standards of Professional Appraisal Practices ("USPAP"). IF RHC fails to give a


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Stated  Value for six months,  the Stated  Value shall be 107.5% of the previous
Stated Value or the fair market value (whichever is greater).

     4. Delivery of Certificates.

     On the Decedent Closing Date (the "Closing"), the purchase by RHC of the Shares shall take place at 10:00 a.m. at a location designated by RHC. At the Closing, the stock certificate or certificates representing the Shares shall be delivered to RHC duly endorsed in blank, with the signatures thereon guaranteed by a national bank or member of the New York Stock Exchange, and RHC shall pay the Purchase Price therefor in cash. If a tender of the Purchase Price in cash shall be refused, or the stock certificate or certificates representing the Shares, duly executed and guaranteed, as aforesaid, shall not be so delivered, then RHC is hereby appointed the attorney-in-fact of the personal representatives of the Decedent, as the case may be, with full power and authority to execute, sale and deliver the stock certificate or certificates in their/her name and stead and to perform any and all other further acts desirable, necessary or proper in order to transfer such stock certificate or certificates to RHC in accordance with the terms, provisions and conditions of this Agreement.

     5. Termination

     This Agreement shall be perpetual until the happening of the first of any of the events listed below:

        5.1 An agreement in writing between RHC and Regan to terminate this Agreement.

        5.2 The dissolution of RHC.

        5.3 In the event that there is a merger, consolidation or share exchange whereby RHC is not the surviving or successor corporation, as the case may be.

        5.4 The adjudication of RHC as bankrupt, the execution by RHC of an assignment for the benefit of creditors, or the appointment of a receiver for RHC.

     6. Notices. All notices and other communications under this Agreement shall be in writing and shall be given and deemed to be received when hand-delivered and a signed receipt is given therefor or mailed registered or certified U.S. mail, return receipt requested, postage prepaid, and addressed to RHC as follows: 1179 North McDowell Blvd, Petaluma, California 94954, to Lynda Regan at 351 Wilson Hill Road, Petaluma, California 94952, to RAM Investments at 351 Wilson Hill Road, Petaluma, California 94952, to Alysia Anne Regan at 67 Bridle Path, Novato, California 94945, and to Melissa Louise Regan at 351 Wilson Hill Road, Petaluma, California 94952.

     7. Additional Actions and Documents.


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        Each of the  parties  hereto  agrees  to take or cause to be taken  such further  actions as are necessary to execute,  acknowledge,  seal and deliver or
cause  to  be  executed,   acknowledged,   sealed  and  delivered  such  further
instruments and documents as are necessary and to use her/its reasonable efforts to obtain such requisite consents as any other party may from time to time reasonably request to fully effectuate the purposes and fulfill the content of this Agreement.

     8. Insertion in Will. Regan agrees to insert in her Will, or to execute a Codicil thereto, a provision directing and authorizing her personal representatives to fulfill and comply with the terms, provisions and conditions of this Agreement and to sell and transfer her shares of Common Stock in accordance herewith.

     9. Transfer of Shares. The parties agree that Regan's shares may be transferred as security for any transaction (provided that if RHC elects to purchase the shares, the proceeds must first be used to pay the debt with the balance being paid to the certificate holder) or transferred to any trust or estate planning vehicle within fifteen days notice to the parties without being bound by the restrictions contained herein. However, when Regan dies, Melissa Louise Regan and Alysia Anne Regan agree to be bound by the restrictions contained herein as to any stock they own at Regan's death.

     10. Miscellaneous.

        10.1 This instrument contains the entire, integrated agreement among the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party to this Agreement.

        10.2 Regan represents and warrants: that she is the sole owner of the number of shares of the Common Stock as set forth opposite her signature hereto, evidenced by the certificate numbers shown immediately after such number of shares; that all of such shares are free and clear of any and all liens, claims, charges, security interests or encumbrances of any kind except as reflected by an endorsements on the certificates; and that she has the full and entire right, powers and authority to sell or otherwise transfer such shares in accordance with the terms, provisions and conditions of this Agreement. Regan, however, discloses that the shares are subject to a contract between Regan and Bobby Moody, Jr. which requires her to vote her shares to elect him as a director if he instructs her to do so.

        10.3 All of the covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and permitted assigns.

        10.4 This Agreement shall be construed and enforced in accordance with, and the right of the parties shall be governed by, the laws of the State of California, without giving effect to its conflict of laws rules.


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        10.5 In the event that one or more of the  provision  of this  Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        10.6 In the event of a breach of this Agreement, any nonbreaching party hereto may maintain an action for specific performance against the party or parties hereto who are alleged to have breached any of the terms, conditions, representations, warranties, provisions, covenants or agreements herein contained, and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Anything contained herein to the contrary notwithstanding, this Subsection 10.6 shall not be construed to limit in any manner whatsoever any other rights and remedies an aggrieved party may have by virtue of any breach of this Agreement.

        10.7 The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a party of this Agreement.

        10.8 Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa.

        10.9 This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.



                       [signatures on the following page]

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     IN  WITNESS  WHEREOF,  the  parties  hereunto  have  executed,  sealed  and delivered this Agreement on the day and year first hereinabove set forth.

         Shareholder              Number of                          Certificate
                                  shares owned                       numbers

         RAM Investments          11,358,222
         (Lynda Regan Trustee)

REGAN HOLDING CORP.                           LYNDA REGAN

BY: /s/ R. Preston Pitts                      BY: /s/ Lynda Regan
   -------------------------                     ------------------------------
      Title:                                        Lynda Regan

ATTEST: /s/ Cynthia Jameson                   ATTEST: /s/ Cynthia Jameson
       ---------------------                         ---------------------------

[CORPORATE SEAL]

ALYSIA ANNE REGAN                             MELISSA LOUISE REGAN

BY: /s/ Alysia Anne Regan                     BY: /s/ Melissa Louise Regan
   -------------------------                     ------------------------------
      Alysia Anne Regan                             Melissa Louise Regan

ATTEST: /s/ Theresa Fleming                   ATTEST: /s/ Rebecca Yungert
       ---------------------                         ---------------------------

RAM INVESTMENTS, LYNDA REGAN AS TRUSTEE

BY: /s/ Lynda Regan
   -------------------------
      Lynda Regan as Trustee

ATTEST: /s/ Cynthia Jameson
       ---------------------


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